Exhibit 99.1

BEMA(TM) Fentanyl NDA Submission Remains on Target for Third Quarter Following Meeting With FDA

Monday July 2, 8:30 am ET

BDSI’s Pre-NDA Meeting with FDA goes according to plan and submission remains on track

MORRISVILLE, N.C.—(BUSINESS WIRE)—BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced that its June 28, 2007 pre-NDA (New Drug Application) meeting with the FDA regarding the company’s Phase III BEMA(TM) Fentanyl product went according to plan and was viewed by the company as a positive development. Based on the discussion with the FDA at the meeting, BDSI continues to project an NDA submission for its “breakthrough” cancer pain product, BEMA(TM) Fentanyl, during the third quarter of 2007.

The meeting was held to review the company’s questions regarding the format and content of the proposed NDA and the FDA’s responses in an effort to avoid any potential delays to the NDA submission and the FDA review process. According to the company, the meeting was productive and the FDA’s response was generally in line with the company’s expectations. As a result, the company believes that the path for NDA submission and acceptance is clear according to the FDA’s requirements. Within 60 days of submitting the NDA, the FDA will determine whether the application is sufficient for review. If the NDA is accepted for filing, the FDA is expected to take up to 8 additional months to render a decision on the approvability of the product.

Dr. Andrew Finn, BDSI’s Executive Vice President of Product Development stated, “The meeting met our expectations for what we hoped would be a positive session with the FDA. It was productive and informative and provided us with the type of clarity on key areas of the NDA to assure the application meets the Agency’s needs.”

“We will be using the next few months to continue the compilation of the various components for the NDA as we look toward a third quarter filing,” stated BDSI’s President and CEO, Mark Sirgo. “From our perspective, everything remains on schedule, and we will do everything within our means to make sure we are satisfying FDA requirements. We will be working diligently over the next few months as we compile and submit the NDA and continue our partnering discussions regarding the distribution rights for BEMA(TM) Fentanyl in the U.S.”

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. is a specialty pharmaceutical company that is focused on developing innovative products to treat acute conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner and commercialize, clinically-significant new products using proven therapeutics. BDSI’s pain franchise currently consists of two products in development utilizing the company’s patented BEMA(TM) oral adhesive disc technology: BEMA(TM) Fentanyl, a treatment for “breakthrough” cancer pain, and BEMA(TM) LA, a second analgesic with a target indication of the treatment of moderate to severe pain. The company is also working with both its BEMA(TM) technology and its patented Bioral® nanocochleate technology on products targeted at other acute treatment opportunities such as insomnia, nausea and vomiting, and infections. The company’s headquarters are located in Morrisville, North Carolina and its principal laboratory is located in Newark, New Jersey. For more information please visit www.bdsinternational.com.

Forward-Looking Statements

Note: Except for the historical information contained herein, this press release and the statements of representatives of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, the application of funds, or the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s review and/or approval of the Company’s formulations and products and regulatory filings related to the same, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such sales levels will be achieved, if at all.

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